Exhibit 99.2

                       NOTICE OF GUARANTEED DELIVERY
                                    FOR
                            RIGHTS CERTIFICATES
                                 ISSUED BY
                          RARE MEDIUM GROUP, INC.

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus
dated         , 2002 (the "Prospectus") of Rare Medium Group, Inc., a Delaware
corporation ("Rare Medium"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on June , 2002, unless such time is extended by Rare Medium as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering -- Method of Subscription -- Exercise of Rights" in the Prospectus.

         Payment of the Subscription Price of $     per share for each share of
Rare Medium's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration
Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering -- Method of Subscription -- Exercise of Rights" in the Prospectus.

                         The Subscription Agent is:
                  American Stock Transfer & Trust Company


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
If by Mail or Telegram:                   If by Hand:                            If by Overnight Courier:








Confirm by Telephone:                     Facsimile Transmission:                Telephone Number for Information:

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  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
       OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS
           SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.




                           Ladies and Gentlemen:


         The undersigned hereby represents that the undersigned is the
holder of Rights Certificate(s) representing                Rights and
that such Rights Certificate(s) cannot be delivered to the Subscription
Agent at or before 5:00 p.m., New York City time, on the Expiration Date.
Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to
exercise (i) the Basic Subscription Privilege to subscribe for        share(s)
of Common Stock with respect to each of Rights represented by such
Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess
Shares") are available therefor, for an aggregate of up to           Excess
Shares, subject to availability and proration.

         The undersigned understands that payment of the Subscription Price
of $      per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the
aggregate amount of $         either (check appropriate box):

         |_|      is being delivered to the Subscription Agent herewith

                                     or

         |_|      has been delivered separately to the Subscription Agent

in the manner set forth below (check appropriate box and complete information relating thereto):

         |_|      Wire transfer of funds
                  Name of transferor institution:______________________________
                  Date of transfer:____________________________________________
                  Confirmation number (if available): _________________________

         |_| Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

         |_|      Certified check

         |_|      Bank draft (cashier's check)

         |_|      Money order
                  Name of maker:_______________________________________________
                  Date of check, draft or money order:_________________________ Check, draft or money order number:__________________________ Bank on which check is drawn or issuer of money order:_______________________________________________


Signature(s) ___________________________      Address__________________________

Name(s) ________________________________             __________________________
           (Please type or print)
                                             Area Code and Tel. No.(s)_________

Rights Certificate No(s). (if available) ____________________





                           GUARANTEE OF DELIVERY
        (Not To Be Used For Rights Certificate Signature Guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

________________________________        Dated:_________________________________
________________________________
________________________________        _______________________________________
         (Address)                                    (Name of Firm)

________________________________        _______________________________________
 (Area Code and Telephone Number)                (Authorized Signature)

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights
Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.